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                                 EMPLOYMENT AGREEMENT


         TMP WORLDWIDE INC. ("TMPW") and JAMES J. TREACY ("Treacy") enter into this agreement as follows:

         1. TMPW shall employ Treacy and Treacy agrees to serve as Executive Vice President - Finance and Strategy of TMPW. Treacy's employment shall commence on the date hereof. Treacy shall use his best efforts and devote all of his professional time to the business and affairs of TMPW and its affiliates. Employment shall be for an indefinite term on an at-will basis. Either party may terminate this employment relationship at any time, for any reason, with or without cause. In the event that the employment relationship is terminated, the terms and conditions of Treacy's entitlements (if any) are as set forth in
Section 9 below.

         2. Treacy will report to the President of TMPW and shall perform such duties and responsibilities with respect to TMPW and its affiliates as shall from time to time be reasonably directed by the President or TMPW's Board of Directors.

         3. TMPW shall pay Treacy, as compensation for services performed, an annual salary at the rate of $200,000 and, in addition, an annual minimum bonus of at least $35,000 payable at the end of each calendar year, pro-rated for periods of less than a full year. The annual salary and minimum annual bonus payable to Treacy may, from time to time, be increased by TMPW in writing in its sole discretion and, if and when increased, TMPW shall be obligated to pay Treacy such sum in accordance with the terms of this agreement.

         4. Treacy will receive those health and other employee fringe benefits that all other senior executives of TMPW receive. Such benefits and benefit plans are subject to change at any time in the sole discretion of TMPW. Treacy will also be entitled to participate in the TMPW 401(k) plan in the same fashion as other senior executives of TMPW.

         5. Treacy agrees that during his employment and at all times thereafter, he will not use or disclose any confidential information, trade secret or other proprietary information relating to TMPW or its affiliates that is acquired by him during the course of his employment (whether before or after the date of this agreement) and which is not generally know to others in the industry. Upon his termination, Treacy agrees to return to TMPW all records and documents whether written, printed or electronically or magnetically recorded, and all copies thereof, containing any information relating to TMPW or its affiliates.

         6. If Treacy's employment terminates for any reason, whether voluntarily or involuntarily, he agrees that for a period of twelve months following his termination, he will not solicit any active accounts of TMPW or its affiliates or any prospective accounts that, during the twelve months preceding termination, were, or were in the process of being, solicited by TMPW or any of its affiliates.

         7. Subject always to the right of TMPW to terminate the employment of Treacy at will, Treacy's employment may terminate for any one of the five categories of termination events set forth below:

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         (a)  Termination for "cause."  "Cause" shall mean (i) a material and intentional act of fraud, dishonesty, theft, or other form of moral turpitude involving TMPW or any of its affiliates and having the probable tendency to materially or adversely affect TMPW or any of its affiliates;
    (ii) a material and intentional failure or refusal to act in accordance with a reasonable, proper and lawful direction from the President or Board of Directors of TMPW, where such refusal to act continues for a period of three business days after actual receipt of written notice of such failure or refusal; (iii) indictment for a crime involving the property, business relationship or employees of TMPW or any of its affiliates; or (iv) a material and intentional breach of Treacy's duty of care or duty of loyalty to TMPW or any of its affiliates.

         (b)  Termination by reason of death.

         (c) Termination by reason of disability. "Disability" shall mean a physical or mental disability that prevents Treacy from performing the essential functions of Treacy's position for 180 calendar days in any nine-month period.

         (d)  Voluntary resignation.

         (e)  Termination for "other reasons."   "Other reasons" shall mean any
    reason other than "cause," death, "disability" or voluntary resignation.

         8. Each party agrees to provide the other with reasonable notice of termination, consistent with common business and professional customs to be determined in the sole and unreviewable discretion of the party providing notice.

         9. Treacy shall have the following entitlements upon termination of employment:

         (a) In the event Treacy is terminated for "cause" or his voluntary resignation, he shall not be entitled to receive any further salary, bonus (or pro-rata bonus), or benefits from TMPW following the effective date of his termination of employment.

         (b) In the event Treacy's employment is terminated by reason of his death, TMPW shall pay to his estate (i) a pro-rata portion of his minimum annual bonus payable as of his date of death; (ii) his then current salary for twelve months following his death; and (iii) his minimum annual bonus for the twelve-month period following his death. The foregoing payments and entitlements shall be paid at such times as they would have been paid had he remained employed.

         (c) In the event Treacy's employment is terminated by reason of his "disability" of for "other reasons," he shall be entitled to receive: (i) a pro-rata portion of his minimum annual bonus, calculated as of the effective date of the termination of his employment; (ii) his then current salary for twelve months following the effective date of the termination of his employment; (iii) his minimum annual bonus for the

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    twelve-month period following the effective date of termination of his employment; and (iv) the benefits set forth in Section 4 for a period of twelve months following the effective date of termination of his employment, to the extent such benefits continue to be provided to other managerial employees of TMPW. The foregoing payments, benefits and entitlements shall be paid at such times as they would have been paid had he remained employed. Treacy's entitlement to items (ii), (iii) and (iv) of this subsection are subject to the provisions of subsection (d) and (e) below.

         (d) In the event Treacy's employment is terminated by reason of "disability" or for "other reasons" Treacy is obligated, during the period when he is entitled to receive his then current salary and minimum annual bonus from TMPW, to use his best efforts to obtain alternative income directly or indirectly from the performance of personal services in a position consistent with his qualifications, experience and position with TMPW or prior position immediately preceding his employment by TMPW. Any such payment made to Treacy of his then current salary and minimum annual bonus shall be reduced by the amount of income earned by him directly or indirectly from the performance of personal services during the period when he is entitled to receive his then current salary and minimum annual bonus from TMPW following termination, whether paid during that period or subsequently. Treacy is obligated to advise TMPW in writing as to all such amounts of income (including but not limited to salary and bonus) earned by him during the period (and whether or not paid during that period or subsequently) each time he receives a payment of his then current salary or minimum bonus.

         (e) TMPW shall have no obligation to provide Treacy with any employee benefits under subsection (c) above during any period of time when comparable benefits are made available to him by another employer. In the event he is required to contribute money for any such comparable benefits available through another employer (or under the provisions of COBRA), TMPW may, at its option, either pay him the amount of any such contributions or provide him with TMPW-provided benefits at its cost. As a condition of receipt of employee benefits from TMPW following termination of employment, Treacy is obligated to provide TMPW with written notice of the terms, conditions, and costs to him (if any) of all employee benefits made available to him by another employer during any period of time when he is entitled to receive such benefits from TMPW.

         10. Treacy shall receive four weeks of annual paid vacation calculated as of his date of hire and employment anniversary date. Any unused pro-rata portion of his annual paid vacation shall be paid to Treacy upon termination of his employment for any reason. Treacy shall not be entitled to any carryover of unused vacation from year to year unless authorized at the time in writing by the President or Board of Directors of TMPW.

         11. All notices, demands or other communications to be given or delivered under by reason of this agreement shall be in writing and shall be deemed to have been properly served if delivered personally, by courier, or by certified or registered mail, return receipt requested and first class postage prepaid, in the case of notices to the Company to it at 1633

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Broadway, 33rd Floor, New York, NY 10019, to the attention of Andrew McKelvey and Thomas Collison, and in the case of notices to Treacy to him at 76 Concord Avenue, Glen Rock, NJ 07452, or such other addresses as the recipient party has specified by prior written notice to the sending party. All such notices, demands and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

         12. This agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous arrangements relating thereto, including but not limited to the Employment Agreement between the parties executed on June 3, 1994, (ii) may be signed in counterparts, (iii) shall be governed by the laws of the state of New York (other than the conflicts of laws provisions thereof) and (iv) may not be amended, terminated or waived orally.

         13. This agreement shall be binding upon and shall inure to the benefit of TMPW and its successors and assigns.

         Executed on November 18, 1996 at New York, New York.


                                  TMP Worldwide Inc.


                                  By: /s/ ANDREW J. MCKELVEY
                                      ------------------------------
                                  Andrew J. McKelvey
                                  President




                                  /s/ JAMES J. TREACY
                                  ----------------------------------
                                  James J. Treacy



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